EV Energy Partners Announces First Quarter 2007 Results

HOUSTON, May 15, 2007 (BUSINESS WIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the first quarter of 2007. In addition, EVEP today filed its Form 10-Q with the Securities and Exchange Commission.

First Quarter 2007 Results

EVEP reported a net loss of $2.6 million, or ($0.28) per basic and diluted weighted average unit outstanding, for the quarter ended March 31, 2007. Included in this loss was $7.7 million of non-cash losses on commodity derivatives and $0.2 million of non-cash unit based compensation costs contained in general and administrative expenses. Adjusted EBITDA for the quarter, as described in the attached table under "Non-GAAP Measures", was $8.3 million.

Production for the quarter was 1.16 Bcf and 31 MBbls, or 1.35 Bcfe, an 84% increase over fourth quarter 2006 production of 0.73 Bcfe. This increase was primarily due to the inclusion of the Five States acquisitions for all of the first quarter of 2007 and the Michigan acquisition from its date of acquisition on January 30, 2007.

John B. Walker, Chairman and CEO, stated, "We are pleased with our results for the quarter and look forward to the remainder of 2007, which will fully include our Michigan and Monroe acquisitions as well as our recently announced Central/East Texas acquisition upon closing."

Quarterly Report on Form 10-Q

EVEP's financial statements and related footnotes are available on our first quarter 2007 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on May 11, 2007, EV Energy Partners, L.P. will host an investor conference call tomorrow, May 16, 2007 at 10:30am (Eastern Time). Investors interested in participating in the call may dial 303-262-2143 and ask for the EV Energy Partners call at least 5 minutes prior to the start time, or may listen live over the internet through the Investor Relations section of the EVEP web site at http://www.evenergypartners.com.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Three Months Ended
March 31, 2007
Production data:
Oil (MBbls)	31
Natural gas (MMcf)	1,158
Net production (MMcfe)	1,346

Average sales price per unit (1):
Oil (Bbl)	$54.53
Natural gas (Mcf)	7.19

Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.71
Production taxes	0.28
Total	1.99
Depreciation, depletion and amortization	1.51
General and administrative expenses	1.19
(1) Prior to $2.2 million of net realized hedge gains.

EV Energy Partners, L.P.
Balance Sheet
(in $ thousands)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$6,027	$1,875
Accounts receivable:
Oil and natural gas sales	9,588	4,608
Related party	2,700 1,996
Other	110	56
Derivative asset	3,297	5,929
Prepaid expenses and other
current assets	923	790
Total current assets	22,645	15,254

Oil and natural gas properties, net
of accumulated depreciation,
depletion and amortization; March
31, 2007, $7,539; December 31,
2006, $4,092	269,886	114,401

Other property, net of accumulated
depreciation and amortization;
March 31, 2007, $196; December 31,
2006, $195	268	283
Long-term derivative asset	753	2,286
Other assets	875	465
Total assets	$294,427	$132,689

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable and accrued
liabilities	$4,628	$3,248
Derivative liability	1,158	-
Total current liabilities	5,786	3,248

Asset retirement obligations	7,993	5,188
Share-based compensation liability	196	-
Long-term derivative liability	994	-
Long-term debt	95,100	28,000

Commitments and contingencies

Owners' equity:
Common unitholders	172,102	77,701
Subordinated unitholders	7,173	10,830
General partner interest	1,062	3,379
Accumulated other comprehensive income	4,021	4,343
Total owners' equity	184,358	96,253
Total liabilities and owners' equity	$294,427	$132,689

EV Energy Partners, L.P.
Results of Operations
(in $ thousands, except per unit data)

Three Months Ended
March 31, 2007
(Consolidated)
Revenues:
Oil and natural gas revenues	$10,040
Gain (loss) on derivatives, net	747
Transportation and marketing-related revenues	1,220
Total revenues	12,007

Operating costs and expenses:
Lease operating expenses	2,306
Cost of purchased natural gas	1,109
Production taxes	373
Asset retirement obligations accretion expense	91
Depreciation, depletion and amortization	2,032
General and administrative expenses	1,602
Total operating costs and expenses	7,513

Operating income	4,494

Other income (expense), net:
Interest expense	(943)
Loss on mark-to-market derivatives, net	(6,245)
Other income, net	92
Total other income (expense), net	(7,096)

Net (loss)	($2,602)
General partner's interest in net loss	($52)
Limited partners' interest in net loss	($2,550)
Net loss per limited partner unit:
Common units (basic and diluted)	($0.28)
Subordinated units (basic and diluted)	($0.28)
Weighted average limited partner units outstanding:
Common units (basic and diluted)	5,938
Subordinated units (basic and diluted)	3,100

EV Energy Partners, L.P.
Statement of Cash Flows
(in $ thousands)

Three Months Ended
March 31, 2007
(Consolidated)
Cash flows from operating activities:
Net (loss)	($2,602)

Adjustments to reconcile net income to net cash flows provided by operating activities:

Asset retirement obligations accretion expense	91
Depreciation, depletion and amortization	2,032
Share-based compensation cost	196
Amortization of deferred loan costs	27
Unrealized loss on derivatives, net	7,695
Changes in operating assets and liabilities:
Accounts receivable	1,020
Prepaid expenses and other current assets	117
Other assets	(285)
Accounts payable and accrued liabilities	726
Net cash flows provided by operating activities	9,017

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(160,944)
Development of oil and natural gas properties	(1,897)
Net cash flows used in investing activities	(162,841)

Cash flows from financing activities:
Debt borrowings	163,600
Repayment of debt borrowings	(96,500)
Deferred loan costs	(153)
Proceeds from private equity offering	100,000
Offering costs	(70)
Distributions to partners and dividends paid	(3,100)
Distributions related to acquisitions	(5,801)
Net cash flows provided by financing activities	157,976

Increase in cash and cash equivalents	4,152
Cash and cash equivalents - beginning of period	1,875
Cash and cash equivalents - end of period	$6,027

Non GAAP Measures

We define Adjusted EBITDA as net income (loss) plus interest expense (income), depreciation, depletion and amortization, accretion of asset retirement obligation, unrealized loss (gain) on derivatives, non-cash compensation expense, write-off of deferred financing costs, income tax provision, exploration expense and dry hole cost and impairment of unproved properties.

Adjusted EBITDA is used by our management to indicate (prior to the creation of any reserves) the cash available to pay distributions to our unitholders, after deduction for estimated maintenance capital expenditures and interest expense. This financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also a quantitative standard used throughout the investment community with respect to performance of publicly-traded partnerships. Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA excludes some, but not all, items that effect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

EV Energy Partners, L.P.
Reconciliation of Net Income to Adjusted EBITDA
(in $ thousands)

Three Months Ended
March 31, 2007

Net (loss)	(2,602)
Add:
Interest expense/(income), net	878
Depreciation, depletion and amortization	2,032
Asset retirement obligation accretion expense	91
Non-cash losses on commodity derivatives	7,695
Non-cash unit based compensation expense	196
Adjusted EBITDA	8,290

Estimated maintenance capital expenditures (1)	2,300

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com